 Exhinit 99.1

INCOME FUND

NINE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2009

LETTER FROM THE CEOs                                                                                                                      As of April 22, 2010

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of December 31, 2009, Fund Nine was in its liquidation period. During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Throughout the year, we made distributions in the aggregate amount of $2,928,738.

As you may already be aware, on December 18, 2009, the lease for medical equipment with Short Hills Surgery Center expired and they purchased the equipment for approximately $40,000.  We are pleased to report that we received a cash-on-cash return of approximately 141% in rental and sale proceeds related to this investment.

We also currently own three roll-on-roll-off vehicle transportation vessels that are bareboat chartered to Wilhelmsen Lines Shipowning AS, a subsidiary of Wilh. Wilhelmsen ASA, a leading global maritime industry group.  The bareboat charters are set to expire in December 2013.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

- Annual Portfolio Overview -

 - 2009 -

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) annual Portfolio Overview for 2009.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During 2009, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2009, our portfolio consisted primarily of the following investments.

•
We, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Ten, LLC (“Fund Ten”), affiliates of our Manager, have ownership interests of 14.40%, 13.26% and 72.34%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on October 31, 2010.

•
Microprocessor manufacturing device and semiconductor memory testing equipment leased to Spansion, LLC (“Spansion”).  The equipment was subject to three leases.  Two of those leases expired on March 31, 2008 and each was renewed for a fifteen month period commencing on April 1, 2008.  The third lease expired on June 30, 2009 and was extended on a month-to-month basis effective July 1, 2009.  On March 1, 2009, Spansion filed for financial restructuring in the United States Bankruptcy Court.  On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008 and affirmed the third lease.  The equipment subject to the two rejected leases was returned on June 3, 2009.  On July 29, 2009, we sold the microprocessor manufacturing device that was subject to the affirmed lease to Spansion for approximately $585,000.  We received a cash-on-cash return of approximately 145% in rental and sale proceeds related to this investment.  On February 22, 2010, the United States Bankruptcy Court approved our administrative expense claim in the amount of approximately $90,000 and unsecured claim in the amount of approximately $269,000. On March 22, 2010, we sold the unsecured claim to a third party for approximately $161,000.

•
Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc. (“Wildwood”).  We originally purchased the equipment for approximately $3,472,000.  On August 31, 2008 and September 30, 2008, two leases with Wildwood expired and each was renewed for a twelve month period commencing on September 1, 2008 and October 1, 2008, respectively.  On March 5, 2009, an involuntary petition under Chapter 11 of the United States Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in United States Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 of the United States Bankruptcy Code was converted to a Chapter 7 case by the United States Bankruptcy Court Trustee.  We do not expect to receive any further proceeds from Wildwood.  We received a cash-on-cash return of approximately 147% in rental proceeds related to this investment.

•
Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and was extended on a month-to-month basis.

•
Medical equipment that was subject to two separate leases, one with Short Hills Surgery Center (“Short Hills”) and the other with Hudson Crossing Surgery Center (“Hudson Crossing”).  The equipment was purchased for an aggregate purchase price of approximately $2,046,000.  The leases were initially set to expire on December 31, 2007 and were each renewed for additional six month periods.  On July 1, 2008, Short Hills renewed its lease for an additional eighteen month period.  On January 1, 2009, the medical equipment on lease to Hudson Crossing was sold for approximately $152,000.  We received a cash-on-cash return of approximately 143% in rental and sale proceeds related to the Hudson Crossing investment.  On December 18, 2009, the lease with Short Hills expired and Short Hills purchased the equipment for approximately $40,000.  We received a cash-on-cash return of approximately 141% in rental and sale proceeds related to the Short Hills investment

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXO and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Eight B L.P. (“Fund Eight B”), an entity also managed by our Manager.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and a non-recourse loan in the amount of approximately $99,930,000.  The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tonnage) product tanker – the M/T Samar Spirit (the “Samar Spirit”).  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight months and the bareboat charter is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  The charter extensions will result in future excess cash totaling approximately $2,000,000 to $5,000,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of manufacturing and technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016. For the years ended December 31, 2009, 2008 and 2007, we received approximately $45,000, $686,000 and $710,000, respectively in residual proceeds from the sale of the equipment.  We expect to receive approximately $180,000 - $280,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, Fund Eight B, Fund Ten, Fund Eleven, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $2,360,000 at December 31, 2009, none of which was attributable to the Fund.

10% Status Report

As of December 31, 2009, the two Cathay aircraft and the Samar Spirit were the three assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. All three assets are scheduled to remain on lease during the 2010 calendar year.

As of December 31, 2009, the two Cathay aircraft leases (B-HXO and B-HXN) had 23 and 18 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of our Manager’s knowledge, each aircraft retains an airworthiness certificate and is maintained in accordance with the manufacturer’s specifications.

As of December 31, 2009, the Samar Spirit bareboat charter had 19 monthly payments remaining. At the time we acquired our interest in the vessel, it was previously commissioned, and to the best of our Manager’s knowledge, the vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

Distribution Analysis

During the year ended December 31, 2009, we continued to make monthly distributions at a rate of 3% per annum. From the inception of the offering period, we made 97 monthly distributions to our members. During the year ended December 31, 2009, we paid our members approximately $2,929,000 in cash distributions. As of December 31, 2009, a $10,000 investment made at the initial closing would have received $6,457 in cumulative distributions, representing a return of approximately 64% of such initial investment.

	Source of Distributions

	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions
For the year ended
December 31, 2009	$2,361,324	$-	$567,414	$-	$2,928,738

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $29,285, $77,556 and $89,144 for the years ended December 31, 2009, 2008 and 2007, respectively.  Our Manager’s interest in our net income was $67,001, $10,478 and $79,400 for the years ended December 31, 2009, 2008 and 2007, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Years Ended December 31,
Entity	Capacity	Description	2009	2008	2007
ICON Capital Corp.	Manager	Management fees (1)	$-	$526,469	$1,780,581
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	-	149,844	677,965
			$-	$676,313	$2,458,546

(1) Amount charged directly to operations.

Effective April 1, 2008 and May 1, 2008, our Manager waived its rights to all future administrative expense reimbursements and management fees, respectively.  For the year ended December 31, 2009, our Manager waived $344,958 of administrative expense reimbursements and $1,082,524 of management fees.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$1,033,840	$779,544
Current portion of net investment in finance leases	5,367,587	4,931,094
Other current assets	177,989	310,792
Assets held for sale	140,000	-

Total current assets	6,719,416	6,021,430

Non-current assets:
Net investment in finance leases, less current portion	17,987,288	23,254,147
Leased equipment at cost (less accumulated depreciation of
$16,513,937 and $12,060,032, respectively)	74,148,333	80,239,768
Investments in joint ventures	1,926,926	2,386,093
Investment in unguaranteed residual values	752,113	830,764
Other non-current assets, net	1,366,601	1,498,942

Total non-current assets	96,181,261	108,209,714

Total Assets	$102,900,677	$114,231,144

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$15,262,908	$15,011,601
Interest rate swap contracts	2,054,841	3,513,483
Deferred revenue	1,124,734	988,634
Accrued expenses and other current liabilities	321,910	497,076

Total current liabilities	18,764,393	20,010,794

Non-current liabilities:
Non-recourse long-term debt, less current portion	47,174,190	62,437,098

Total Liabilities	65,938,583	82,447,892

Commitments and contingencies

Members' Equity:
Additional Members	39,454,895	35,721,203
Manager	(471,070)	(508,786)
Accumulated other comprehensive loss	(2,021,731)	(3,429,165)

Total Members' Equity	36,962,094	31,783,252

Total Liabilities and Members' Equity	$102,900,677	$114,231,144

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2009	2008	2007
Revenue:
Rental income	$13,397,814	$16,053,175	$13,832,058
Finance income	4,765,078	5,767,714	6,747,205
Income (loss) from investments in joint ventures	101,976	(1,996,825)	2,305
Net gain on sales of equipment and unguaranteed residual values	540,795	519,729	2,291,397
Interest and other income (loss)	32,146	(184,921)	587,121

Total revenue	18,837,809	20,158,872	23,460,086

Expenses:
Management fees - Manager	-	526,469	1,780,581
Administrative expense reimbursements - Manager	-	149,844	677,965
General and administrative	1,505,773	1,946,654	751,566
Interest	5,056,856	6,576,691	6,657,968
Depreciation and amortization	5,411,040	5,762,239	5,628,072
Impairment loss	163,994	4,149,157	10,000

Total expenses	12,137,663	19,111,054	15,506,152

Net income	6,700,146	1,047,818	7,953,934

Less: Net income attributable to noncontrolling interests	-	-	(13,916)

Net income attributable to Fund Nine	$6,700,146	$1,047,818	$7,940,018

Net income attributable to Fund Nine allocable to:
Additional Members	$6,633,145	$1,037,340	$7,860,618
Manager	67,001	10,478	79,400

	$6,700,146	$1,047,818	$7,940,018

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	98,052

Net income attributable to Fund Nine per weighted
average additional share of limited liability company interests	$67.72	$10.59	$80.17

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'	Noncontrolling	Total
	Shares	Members	Manager	Loss	Equity	Interests	Equity
Balance, December 31, 2006	98,102	$43,404,617	$(431,964)	$(639,304)	$42,333,349	$625,084	$42,958,433

Net income	-	7,860,618	79,400	-	7,940,018	13,916	7,953,934
Change in valuation of interest rate
swap contracts	-	-	-	(1,371,390)	(1,371,390)	-	(1,371,390)
Comprehensive income					6,568,628	13,916	6,582,544
Redemption of additional shares of
limited liability company interests	(147)	(78,094)	-	-	(78,094)	-	(78,094)
Cash distributions	-	(8,825,274)	(89,144)	-	(8,914,418)	(639,000)	(9,553,418)

Balance, December 31, 2007	97,955	42,361,867	(441,708)	(2,010,694)	39,909,465	-	39,909,465

Net income	-	1,037,340	10,478	-	1,047,818	-	1,047,818
Change in valuation of interest rate
swap contracts	-	-	-	(1,418,471)	(1,418,471)	-	(1,418,471)
Comprehensive loss					(370,653)	-	(370,653)
Cash distributions	-	(7,678,004)	(77,556)	-	(7,755,560)	-	(7,755,560)

Balance, December 31, 2008	97,955	35,721,203	(508,786)	(3,429,165)	31,783,252	-	31,783,252

Net income	-	6,633,145	67,001	-	6,700,146	-	6,700,146
Change in valuation of interest rate
swap contracts	-	-	-	1,407,434	1,407,434	-	1,407,434
Comprehensive income					8,107,580	-	8,107,580
Cash distributions	-	(2,899,453)	(29,285)	-	(2,928,738)	-	(2,928,738)

Balance, December 31, 2009	97,955	$39,454,895	$(471,070)	$(2,021,731)	$36,962,094	$-	$36,962,094

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net income	$6,700,146	$1,047,818	$7,953,934
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(12,745,000)	(12,762,000)	(11,756,059)
Finance income	(4,765,078)	(5,767,714)	(6,747,205)
(Income) loss from investments in joint ventures	(101,976)	1,996,825	(2,305)
Net gain on sale of equipment and unguaranteed residual values	(540,795)	(519,729)	(2,291,397)
Depreciation and amortization	5,411,040	5,762,239	5,628,072
Uncollectible receivables	-	200,547	-
Interest expense on non-recourse financing paid directly
to lenders by lessees	4,849,914	6,118,572	6,500,557
Interest expense from amortization of debt financing costs	198,980	450,205	145,817
Impairment loss	163,994	4,149,157	10,000
Changes in operating assets and liabilities:
Collection of finance leases	2,380,536	867,898	2,498,952
Other assets, net	40,742	(111,882)	(1,525,590)
Deferred revenue	136,100	(9,762)	997,116
Due to (from) Manager and affiliates	-	(87,476)	(106,005)
Accrued expenses and other current liabilities	71,578	82,093	(477,995)
Distributions from joint ventures	168,409	170,725	263,537

Net cash provided by operating activities	1,968,590	1,587,516	1,091,429

Cash flows from investing activities:
Proceeds from sales of equipment	821,710	941,011	9,356,762
Purchase of equipment	-	-	(16,867,667)
Investment in joint venture	-	-	(11,415)
Distributions received from joint ventures	392,734	435,096	1,264,284

Net cash provided by (used in) investing activities	1,214,444	1,376,107	(6,258,036)

Cash flows from financing activities:
Cash distributions to members	(2,928,738)	(7,755,560)	(8,914,418)
Shares of limited liability company interests redeemed	-	-	(78,094)

Net cash used in financing activities	(2,928,738)	(7,755,560)	(8,992,512)

Net increase (decrease) in cash and cash equivalents	254,296	(4,791,937)	(14,159,119)

Cash and cash equivalents, beginning of the year	779,544	5,571,481	19,730,600

Cash and cash equivalents, end of the year	$1,033,840	$779,544	$5,571,481

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid
directly to lenders by lessees	$19,922,463	$24,762,786	$22,243,188
Borrowings assumed on acquisition of leased equipment	$-	$-	$23,382,333
Reclassification of net assets from investments in leased equipment
to investment in finance leases	$-	$240,000	$-
Reclassification of net assets from investment in finance leases
to leased equipment	$-	$-	$848,166
Sale proceeds paid directly to noncontrolling interest from lessee	$-	$-	$639,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.